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                                  EXHIBIT 5.1


                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION

                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 415-493-9300  FACSIMILE 415-493-6811

                                                               JOHN ARNOT WILSON
                                                                      OF COUNSEL

                                  May 9, 1996

Quantum Corporation
500 McCarthy Boulevard
Milpitas, CA 95035

       RE:   REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

       We have examined the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 10,813,172 shares of Common Stock, $0.01 par value of Quantum Corporation (the "Shares"). The Shares are issuable upon conversion of the Company's 5% Convertible Subordinated Note due 2003 (the "Notes"). As your counsel, we have examined the proceedings proposed to be taken in connection with the issuance of the Shares upon the conversion of the Notes.

       It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares upon due and proper conversion of the Notes in accordance with their terms, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.


                                      Very truly yours,

                                      /s/ Wilson, Sonsini, Goodrich & Rosati
                                      --------------------------------------
                                      WILSON, SONSINI, GOODRICH & ROSATI
                                      Professional Corporation